Encore Clean Energy, Inc.
(formerly Forge, Inc.)
Consolidated Balance Sheets (unaudited)
(expressed in United States dollars)

Martch 31, 2004 and December 31, 2003

	March 31,	December 31,
	2004	2003
	(restated)	(restated)
Assets

Current assets:
Cash and cash equivalents	$12,694	$335
Accounts receivable	268,148	110,613
Prepaid expenses	8,329	8,336
	289,171	119,284

Property and equipment, less accumulated depreciation	76,463	82,986

Technology and other intangible assets	2,322,167	2,133,340

	$2,687,801	$2,335,610

Liabilities and Stockholders’ Deficit

Current liabilities:
Bank indebtedness	$66,259	$82,447
Accounts payable and accrued liabilities	1,801,153	1,664,907
Notes payable - current portion	486,260	350,000
Lease obligation - current portion	3,028	4,967
	2,356,700	2,102,321

Due to related parties	996,284	901,647
Total liabilities	3,352,984	3,003,968

Stockholders’ deficit:
Common stock	12,807	12,618
Additional paid-in capital	6,103,768	5,802,498
Deficit	(6,460,644)	(6,152,058)
Accumulated other comprehensive income (loss)	(321,114)	(331,416)
Total stockholders’ deficit	(665,183)	(668,358)

	$2,687,801	$2,335,610

See accompanying notes to unaudited financial statements

Encore Clean Energy, Inc.
(formerly Forge, Inc.)
Consolidated Statements of Operations
(expressed in United States dollars)

Three months ended March 31, 2004 and 2003

	March 31,	March 31,
	2004	2003
	(restated)

Revenue	$627,382	$978,600

Cost of revenue	(341,262)	(721,138)
Gross profit	286,120	257,462

Operating expenses:
Depreciation	7,142	5,548
Remuneration	182,788	162,059
Legal and accounting	60,806	13,748
Consulting fees and computer services	166,115	13,752
Phones and utilities	5,706	4,353
Rent	41,179	23,574
Advertising and promotion	3,360	1,202
Other selling, general and administrative	16,051	20,900
	483,147	245,136

(Loss) income from operations	(197,027)	12,327

Other expense:
Interest expense	(111,559)	(11,521)

Net (loss) income	(308,586)	806

Deficit, beginning of period	(6,152,058)	(5,238,895)

Deficit, end of period	$(6,460,644)	$(5,238,089)

Net income (loss) per common share, basic and diluted	$(0.02)	$0.00

Weighted average common shares outstanding,basic and diluted	12,691,381	519,751

See accompanying notes to unaudited financial statements

Encore Clean Energy, Inc.
(formerly Forge, Inc.)
Consolidated Statements of Cash Flows
(expressed in United States dollars)

Three month ended March 31, 2004 and 2003

	March 31,	March 31,
	2004	2003
	(restated)
Cash provided by (used in):

Operations:
Net (loss) income	$(308,586)	$806
Items not involving cash:
Depreciation	7,142	5,548
Stock compensation	112,632	-
Changes in operating assets and liabilities:
Change in accounts receivable	(158,152)	95,938
Change in prepaid expenses	(116)	(5,597)
Change in accounts payable and accrued liabilities	160,005	249,121
Decrease in unearned revenue	-	(478,212)
Decrease in accrued salaries	-	(4,149)
Net cash used in operating activities	(187,075)	(136,546)

Cash flows used in investing activities:
Purchase of property and equipment	(619)	(3,945)
Net cash used in investing activities	(619)	(3,945)

Cash flows from financing activities:
Repayment of lease obligation	(1,939)	(897)
Repayment of loan payable	-	(75,166)
Repayment of bank indebtedness	(16,188)	-
Proceeds from notes payable	136,260	2,264
Proceeds from advances from related parties	94,637	218,293
Net cash provided by financing activities	212,770	144,494

Effect of exchange rate changes on cash	(12,717)	(19,681)
Increase in cash and cash equivalents	12,359	(15,677)

Cash and cash equivalents, beginning of year	335	50,537

Cash and cash equivalents, end of year	$12,694	$34,860

Supplementary information:
Interest paid	$22,455	$7,386
Income taxes paid	-	-

See accompanying notes to unaudited financial statements

ENCORE CLEAN ENERGY, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2004

1.               The Company and Description of Business:

Encore Clean Energy, Inc. (“the Company”) was originally incorporated on May 12, 1995 under the laws of Florida. On May 13, 2002, we changed our state of jurisdiction to Delaware. On December 1, 2003 we merged with our wholly-owned subsidiary, Cryotherm, under the laws of Delaware and changed our name to Encore Clean Energy, Inc.

Encore Clean Energy, Inc. is currently engaged in the following business:

(a)	The business of creating and commercializing products that generate electricity without burning fossil fuels; and

(b)	The provision of “permission-based” e-mail marketing and integrated advertising strategies services through our wholly owned subsidiaries Ignite Communications Inc. and Forge Marketing Inc.

2.               Liquidity and Future Operations:

The Company incurred a net loss in the first quarter ending March 31, 2004 and has sustained negative cash flows from operations since its inception. At March 31, 2004, the Company has negative working capital of $2,067,529. The Company's ability to meet its obligations in the ordinary course of business is dependent upon its ability to increase profitable operations or to obtain additional funding through public or private equity financing, collaborative or other arrangements with corporate sources, or other sources. Management is seeking to increase revenues through continued marketing of its services; however additional funding will be required.

Management is working to obtain sufficient working capital from external sources in order to continue operations. There is however no assurance that the aforementioned events, including the receipt of additional funding, will occur and be successful.

3.               Basis of Presentation:

The unaudited consolidated financial statements of the Company at March 31, 2004 and for the three month period then ended include the accounts of the Company and its wholly-owned subsidiaries and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the interim periods. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in these interim statements under the rules and regulations of the Securities and Exchange Commission ("SEC"). Accounting policies used in fiscal 2004 are consistent with those used in fiscal 2003. The results of operations for the three months ended March 31, 2004 are not necessarily indicative of the results for the entire fiscal year ending December 31, 2004. These interim financial statements should be read in conjunction with the financial statements for the fiscal year ended December 31, 2003 and the notes thereto.

ENCORE CLEAN ENERGY, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2004

4.               Foreign Currency:

The functional currency of the operations of the Company's wholly-owned Canadian operating subsidiaries is the Canadian dollar. Assets and liabilities measured in Canadian dollars are translated into United States dollars using exchange rates in effect at the balance sheets date with revenue and expense transactions translated using average exchange rates prevailing during the period. Exchange gains and losses arising on this translation are excluded from the determination of income and reported as foreign currency translation adjustment (which is included in the comprehensive income (loss)) in stockholders' equity.

5.               Net Income (Loss) Per Share:

The Company computes net income (loss) per share in accordance with SFAS No. 128, Earnings per Share, and SEC Staff Accounting Bulletin ("SAB") No. 98. Under the provisions of SFAS No. 128 and SAB No. 98, basic income (loss) per share is computed using the weighted average number of common stock outstanding during the periods, and gives retroactive effect to the shares issued on the recapitalization described in note 1. Diluted income (loss) per share is computed using the weighted average number of common and potentially dilutive common stock outstanding during the period. Basic and diluted net income (loss) per share are the same as any exercise of options or warrants would be anti-dilutive.

6.               Comprehensive Income (Loss):

Effective January 1, 1999, the Company adopted the provisions of SFAS No. 130, "Reporting Comprehensive Income" SFAS No. 130 which establishes standards for reporting comprehensive income (loss) and its components in financial statements. Other comprehensive income, as defined, includes all changes in equity (net assets) during a period from non-owner sources. Comprehensive loss for each of the periods presented is as follows:

	2004	2003
Net (Income) / Loss	$308,586	$(806)
Other Comprehensive (Income) / Loss: Foreign Currency Translation Adjustment	10,302	99,190
Comprehensive Loss	$318,888	$98,384

7.               Correction of Financial Statements:

During 2004, a contract originally effective in 2003 was recorded as a correction to the 2003 financial statements which resulted in the restatement of an increase in notes payable and a correlated increase in consulting expenses in the amount of $140,000 for the year ended December 31, 2003. Total stockholders’ deficit and net loss were restated from $(528,358) and $(773,163) to $(668,358) and $(913,163) respectively for the year ended December 21, 2003. Net loss per common share, basic and diluted was restated from $(0.22) to $(0.26) . As a result of this correction, the March 31, 2004 financial statements have been restated with an increase in notes payable and a correlated increase in consulting expenses in the amount of $60,000. Total stockholders’ deficit and net loss were restated from $(465,183) and $(248,586) to $(665,183) and $(308,586) respectively for the quarter ended March 31, 2004. Net loss per common share, basic and diluted was restated from $(0.00) to $(0.02) .